Exhibit 99.1

Red Hat Reports First Quarter Results

•First quarter total revenue of $481 million, up 14% year-over-year

•First quarter subscription revenue of $425 million, up 14% year-over-year

•First quarter operating cash flow of $209 million, up 27% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--June 18, 2015--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for its fiscal year 2016 first quarter ended May 31, 2015.

Total revenue for the quarter was $481 million, an increase of 14% in U.S. dollars from the year ago quarter, and 22% measured in constant currency. Constant currency references in this release are as detailed in the tables below. Subscription revenue for the quarter was $425 million, up 14% in U.S. dollars year-over-year, or 23% measured in constant currency. Total revenue for the first quarter of fiscal 2016 included an additional $5 million of subscription revenue earned from Red Hat’s Certified Cloud Providers (CCP). This one-time adjustment results from a change in our ability to estimate revenue earned through the CCP program.

“Our solid start to fiscal year 2016 was evidenced by strong constant currency revenue growth of over 20%,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “This strong growth reflects in part the demand for our open, hybrid cloud technologies across four footprints: bare metal, virtualization, private cloud and public cloud deployments. Red Hat’s portfolio of technologies becomes increasingly strategic to customers who are looking to expand their capabilities and agility to build and deploy applications across these data center footprints.”

“We delivered Q1 results which exceeded the high-end of our guidance for total revenue, non-GAAP operating margin and non-GAAP EPS before the adjustment which added the incremental $5 million of earned revenue from our CCP program,” stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat.

GAAP operating income for the first quarter was $71 million, up 39% year-over-year. After adjusting for stock compensation, amortization expenses and transaction costs related to business combinations, as detailed in the tables below, non-GAAP operating income for the first quarter was $113 million, up 28% year-over-year. For the first quarter, GAAP operating margin was 14.7% and non-GAAP operating margin was 23.6%.

GAAP net income for the quarter was $48 million, or $0.26 per diluted share, compared with $38 million, or $0.20 per diluted share, in the year ago quarter. After adjusting for stock compensation, amortization expenses, transaction costs related to business combinations, and non-cash interest expense related to convertible debt, as detailed in the tables below, non-GAAP net income for the quarter was $81 million, or $0.44 per diluted share, as compared to $64 million, or $0.34 per diluted share, in the year ago quarter. Non-GAAP diluted weighted average shares outstanding excludes any dilution resulting from the convertible notes because any potential dilution is expected to be offset by our convertible note hedge transactions. Both GAAP and non-GAAP earnings per diluted share benefited from the one-time earned revenue adjustment by approximately $0.02 in the first quarter of fiscal 2016.

Operating cash flow was $209 million for the first quarter, an increase of 27% on a year-over-year basis. At quarter end, the company’s total deferred revenue balance was $1.44 billion, an increase of 13% on a year-over-year basis. Total cash, cash equivalents and investments as of May 31, 2015 was $1.97 billion.

Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below. A live webcast of Red Hat's results will begin at 5:00 pm ET today and can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the effects of industry consolidation; the integration of acquisitions and the ability to market successfully acquired technologies and products; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Annual Report on Form 10-K (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat, Red Hat Enterprise Linux, the Shadowman logo, and JBoss are trademarks of Red Hat, Inc., registered in the U.S. and other countries. Linux is the registered trademark of Linus Torvalds in the U.S. and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended
	May 31,	May 31,
	2015	2014
Revenue:

Subscriptions	$424,793	$371,968
Training and services	56,208	51,786

Total subscription, training and services revenue	481,001	423,754

Cost of revenue:

Subscriptions	29,846	27,760
Training and services	41,551	36,683

Total cost of subscription, training and services revenue	71,397	64,443

Total gross profit	409,604	359,311

Operating expense:
Sales and marketing	198,872	176,838
Research and development	97,431	89,939
General and administrative	42,371	41,571

Total operating expense	338,674	308,348

Income from operations	70,930	50,963
Interest income	2,715	1,842
Interest expense	5,715	53
Other income (expense), net	(203)	410

Income before provision for income taxes	67,727	53,162
Provision for income taxes	19,641	15,417

Net income	$48,086	$37,745

Net income per share:
Basic	$0.26	$0.20
Diluted	$0.26	$0.20

Weighted average shares outstanding:
Basic	183,131	189,372
Diluted	186,175	191,457

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	May 31,	February 28,
	2015	2015 (1)
	(Unaudited)
Current assets:
Cash and cash equivalents	$990,922	$1,047,473
Investments in debt and equity securities	192,818	215,254
Accounts receivable, net	284,582	468,021
Deferred tax assets, net	81,782	86,796
Prepaid expenses	149,163	150,715
Other current assets	1,647	1,980

Total current assets	1,700,914	1,970,239

Property and equipment, net	168,391	172,151
Goodwill	924,735	927,060
Identifiable intangibles, net	130,722	134,276
Investments in debt securities	784,734	546,016
Other assets, net	50,784	53,243

Total assets	$3,760,280	$3,802,985

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$176,965	$237,733
Deferred revenue	1,066,254	1,095,115
Other current obligations	1,767	1,844

Total current liabilities	1,244,986	1,334,692

Convertible notes	720,001	715,402
Long term deferred revenue	369,865	387,213
Other long term obligations	76,005	77,340
Stockholders' equity:
Common stock	23	23
Additional paid-in capital	2,058,046	1,963,851
Retained earnings	948,459	900,373
Treasury stock, at cost	(1,590,501)	(1,515,288)
Accumulated other comprehensive loss	(66,604)	(60,621)

Total stockholders' equity	1,349,423	1,288,338

Total liabilities and stockholders' equity	$3,760,280	$3,802,985

(1) Derived from audited financial statements

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	May 31,	May 31,
	2015	2014

Cash flows from operating activities:
Net income	$48,086	$37,745
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	18,547	18,924
Share-based compensation expense	36,522	28,714
Deferred income taxes	1,914	2,930
Net amortization of bond premium on available-for-sale debt securities	2,597	2,033
Accretion of debt discount and amortization of debt issuance costs	5,195	-
Other	830	(948)
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	179,387	96,580
Prepaid expenses	(427)	(5,189)
Accounts payable and accrued expenses	(52,346)	2,655
Deferred revenue	(31,562)	(19,749)
Other	15	991

Net cash provided by operating activities	208,758	164,686

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(406,211)	(268,574)
Proceeds from sales and maturities of available-for-sale debt securities	182,583	269,431
Acquisition of businesses, net of cash acquired	-	(151,621)
Purchase of other intangible assets	(3,929)	(553)
Purchase of property and equipment	(10,696)	(8,594)
Other	(2,000)	3,472

Net cash used in investing activities	(240,253)	(156,439)

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	6,419	986
Proceeds from exercise of common stock options	2,109	45
Purchase of treasury stock	-	(80,033)
Payments related to net settlement of employee share-based compensation awards	(25,211)	(13,729)
Payments on other borrowings	(351)	(355)

Net cash used in financing activities	(17,034)	(93,086)

Effect of foreign currency exchange rates on cash and cash equivalents	(8,022)	2,245
Net decrease in cash and cash equivalents	(56,551)	(82,594)
Cash and cash equivalents at beginning of the period	1,047,473	646,742

Cash and cash equivalents at end of period	$990,922	$564,148

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2015	2014

Cost of revenue	$3,727	$3,118
Sales and marketing	15,412	10,238
Research and development	10,874	8,864
General and administration	6,509	6,494
Total share-based compensation expense	$36,522	$28,714

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2015	2014

Cost of revenue	$2,573	$2,615
Sales and marketing	2,005	1,582
Research and development	250	959
General and administration	1,052	1,428
Total amortization of intangible assets expense	$5,880	$6,584

Non-cash interest expense from accretion of debt discount included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2015	2014

Total non-cash interest expense from accretion of debt discount	$4,599	-

Transaction costs related to business combinations included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2015	2014

Transaction costs related to business combinations	-	$1,991

	Three Months Ended
	May 31,	May 31,
	2015	2014

GAAP net income	$48,086	$37,745

Provision for income taxes	19,641	15,417

GAAP income before provision for income taxes	$67,727	$53,162

Add: Non-cash share-based compensation expense	36,522	28,714
Add: Amortization of intangible assets	5,880	6,584
Add: Non-cash interest expense from accretion of debt discount	4,599	-
Add: Transaction costs related to business combinations	-	1,991

Non-GAAP adjusted income before provision for income taxes	$114,728	$90,451

Provision for income taxes	33,271	26,231

Non-GAAP adjusted net income (basic and diluted)	$81,457	$64,220

Non-GAAP adjusted diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	186,175	191,457
Dilution offset from convertible note hedge transactions	(51)	-
Non-GAAP diluted weighted average shares outstanding	186,124	191,457

Non-GAAP adjusted net income per share:
Basic	$0.44	$0.34
Diluted	$0.44	$0.34

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended
	May 31,	May 31,
	2015	2014

GAAP gross profit	$409,604	$359,311

Add: Non-cash share-based compensation expense	3,727	3,118
Add: Amortization of intangible assets	2,573	2,615

Non-GAAP gross profit	$415,904	$365,044

Non-GAAP gross margin	86.5%	86.1%

	Three Months Ended
	May 31,	May 31,
	2015	2014

GAAP operating expenses	$338,674	$308,348

Deduct: Non-cash share-based compensation expense	(32,795)	(25,596)
Deduct: Amortization of intangible assets	(3,307)	(3,969)
Deduct: Transaction costs related to business combinations	-	(1,991)

Non-GAAP adjusted operating expenses	$302,572	$276,792

	Three Months Ended
	May 31,	May 31,
	2015	2014

GAAP operating income	$70,930	$50,963

Add: Non-cash share-based compensation expense	36,522	28,714
Add: Amortization of intangible assets	5,880	6,584
Add: Transaction costs related to business combinations	-	1,991

Non-GAAP adjusted operating income	$113,332	$88,252

Non-GAAP adjusted operating margin	23.6%	20.8%

	Three Months Ended
	May 31,	May 31,	Year-Over-Year
	2015	2014	Growth Rate

GAAP subscription revenue	$424,793	$371,968	14.2%
Adjustment for currency impact	31,205	-
Non-GAAP subscription revenue on a constant currency basis	$455,998	$371,968	22.6%

GAAP training and services revenue	$56,208	$51,786	8.5%
Adjustment for currency impact	5,003	-
Non-GAAP training and services revenue on a constant currency basis	$61,211	$51,786	18.2%

GAAP total subscription, training and services revenue	$481,001	$423,754	13.5%
Adjustment for currency impact	36,208	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$517,209	$423,754	22.1%

CONTACT:
Media Contact:
Red Hat, Inc.
Stephanie Wonderlick, 571-421-8169
swonderl@redhat.com
or
Investor Relations:
Red Hat, Inc.
Tom McCallum, 919-754-4630
tmccallum@redhat.com